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                                                                     Exhibit 5.1


                      [ Davis Polk & Wardwell Letterhead ]
                                                                April 24, 2001

The Directors of Airplanes Limited
c/o Airplanes Limited
22 Grenville Street
St. Helier
Jersey JE4 8PX
Channel Islands

The Controlling Trustees of Airplanes U.S. Trust
c/o Airplanes U.S. Trust
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Ladies and Gentlemen:

     We have acted as United States counsel for Airplanes Limited, a limited liability company organized under the laws of Jersey, Channel Islands ("AIRPLANES LIMITED"), and Airplanes U.S. Trust, a Delaware business trust ("AIRPLANES TRUST" and together with Airplanes Limited, "AIRPLANES GROUP"), in connection with the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") of Airplanes Pass Through Trust filed with the Securities and Exchange Commission (File No. 333-58608) for the purpose of registering under the Securities Act of 1933, as amended (the "ACT") pass through certificates of Airplanes Pass Through Trust as described below. Airplanes Group proposes to cause Bankers Trust Company, a New York banking corporation, acting not in its individual capacity but solely as trustee (the "2001 REFINANCING TRUSTEE") for the Subclass A-9 Pass Through Trust (the "2001 REFINANCING TRUST"), a New York trust organized pursuant to Supplement No. 13 dated as of March 15, 2001 to the Pass Through Trust Agreement dated as of March 28, 1996 (as so supplemented, the "TRUST AGREEMENT") among Airplanes Limited, Airplanes Trust and the 2001 Refinancing Trustee, to issue $750,000,000 in aggregate principal amount of Subclass A-9 Certificates due March 15, 2019 (the "NEW CERTIFICATES") in connection with an exchange offer (the "EXCHANGE OFFER") pursuant to which the 2001 Refinancing Trust is offering to exchange the New


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Certificates for any and all of its outstanding Subclass A-9 Certificates due
March 15, 2019 (the "OLD CERTIFICATES").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Trust Agreement has been qualified under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and assuming Supplement No. 13 to the Trust Agreement has been duly authorized, executed and delivered by Airplanes Limited, Airplanes Trust and the 2001 Refinancing Trustee, the Trust Agreement constitutes a valid and binding agreement of Airplanes Limited and Airplanes Trust, enforceable against each of them in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     2. The New Certificates represent fractional undivided beneficial interests in the Subclass A-9 Notes and, when executed and authenticated by the 2001 Refinancing Trustee in accordance with the Trust Agreement and duly delivered in exchange for the Old Certificates in accordance with the terms of the Exchange Offer, the New Certificates will be entitled to the benefits of the Trust Agreement.

     3. Assuming Supplement No. 2 dated March 15, 2001 to the Airplanes Limited Indenture dated March 28, 1996 between Airplanes Limited, Airplanes Trust and Bankers Trust Company, as trustee (as supplemented, the "AIRPLANES LIMITED INDENTURE") has been duly authorized, executed and delivered by Airplanes Limited, Airplanes Trust and Bankers Trust Company, as trustee, the Airplanes Limited Indenture constitutes a valid and binding agreement of each of Airplanes Limited and Airplanes Trust, enforceable against each of them in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Airplanes Limited Indenture is not required to be qualified under the Trust Indenture Act.

     4. The Airplanes Limited Subclass A-9 Notes are in the form contemplated by the Airplanes Limited Indenture and constitute valid and binding obligations of Airplanes Limited, enforceable against Airplanes Limited in


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accordance with their terms, and the Airplanes Limited Subclass A-9 Notes will be entitled to the benefits afforded by the Airplanes Limited Indenture in accordance with their terms and the terms of the Airplanes Limited Indenture, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The issuance of the Airplanes Limited Subclass A-9 Notes to the 2001 Refinancing Trust is not required to be registered under the Securities Act.

     5. Assuming Supplement No. 2 dated March 15, 2001 to the Airplanes U.S. Trust Indenture dated March 28, 1996 between Airplanes Limited, Airplanes Trust and Bankers Trust Company, as trustee (the "AIRPLANES TRUST INDENTURE") has been duly authorized, executed and delivered by Airplanes Trust, Airplanes Limited and Bankers Trust Company, as trustee, the Airplanes Trust Indenture constitutes a valid and binding agreement of each of Airplanes Trust and Airplanes Limited, enforceable against each of them in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Airplanes Trust Indenture is not required to be qualified under the Trust Indenture Act.

     6. The Airplanes Trust Subclass A-9 Notes are in the form contemplated by the Airplanes Trust Indenture and constitute valid and binding obligations of Airplanes Trust, enforceable against Airplanes Trust in accordance with their terms, and the Airplanes Trust Subclass A-9 Notes will be entitled to the benefits afforded by the Airplanes Trust Indenture in accordance with their terms and the terms of the Airplanes Trust Indenture, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The issuance of the Airplanes Trust Subclass A-9 Notes to the 2001 Refinancing Trust is not required to be registered under the Securities Act.

     7. The statements in the Prospectus forming a part of the Registration Statement under the captions "Tax Considerations - United States Federal Income Tax Considerations", insofar as such statements relate to United States federal income tax matters currently applicable to U.S. holders of Airplanes Pass-Through Trust Subclass A-9 Certificates, set forth our opinion.


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     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

     We hereby consent to the use of our name under the captions "Tax Considerations" and "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                      Very truly yours,


                                      /s/ Davis Polk & Wardwell


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